Exhibit 10.8

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 6, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Games & Esports Experience Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of December 1, 2021 (the “Trust Agreement”); and

WHEREAS, at an Extraordinary General Meeting of the Company held on March 6, 2023, the Company’s shareholders approved proposals to amend the Company’s amended and restated articles of association (the “Charter”) to extend the date by which the Company has to consummate a business combination, subject to the terms and conditions of the Charter.

NOW, THEREFORE, IT IS AGREED:

1.	The following recital in the Trust Agreement shall be amended and restated in its entirety:

“WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 15 month period following the closing of the Offering, upon the request of the Company’s sponsor, GEEX Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), the Company may extend such period up to nine times, each by an additional one month for a total of up to 24 months (the “Paid Extension Period”), to complete a Business Combination. In order to avail itself of the Paid Extension Period to consummate a Business Combination, the Sponsor or its affiliates or permitted designees, upon five days advance notice prior to the applicable deadline (each, the “Applicable Deadline”), shall deposit the lesser of (a) an aggregate of $140,000 or (b) $0.05 per Ordinary Share that remains outstanding and is not redeemed prior to any such one-month extension into the Trust Account (as defined below) on or prior to the date of the Applicable Deadline for each one-month extension (each, an “Extension”), in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for each Extension payable upon consummation of a Business Combination;”

2.	Exhibit E of the Trust Agreement shall be amended and restated in its entirety:

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(m) of the Investment Management Trust Agreement between Games & Esports Experience Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of December 1, 2021 (the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for one additional month, from [●] to [●] (the “Extension”).

Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $[●], which will be wired to you, into the Trust Account investments upon receipt.

This is the [●] of up to nine Extension Letters.

Very truly yours,

Games & Esports Experience Acquisition Corp.

By:
Name:
Title:

cc: J.P. Morgan Securities LLC

William Blair & Company, L.L.C.

3.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.
4.

This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5.

This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) and Section 6(d) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.

This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST
COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

GAMES & ESPORTS EXPERIENCE ACQUISITION
CORP.

By:	/s/ Ari Segal
Name:	Ari Segal
Title:	Chief Executive Officer